CrossZ Software Corporation                                        EXHIBIT 11.1
 Computation of  Net Loss Per  Common Share
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

                                                            Number of                            Weighted
                                                             Common                Days           Average
                                                             Shares             Outstanding       Shares
                                                            -----------------------------------------------

        Three months ended March 31, 1997
        ---------------------------------

Common stock outstanding at January 1, 1997                2,453,710                  90          2,453,710
Accretion of series D dividends                               29,413                  45             14,707
       Exercise of common stock options                        1,250                  66                226
       Exercise of common stock options                        8,320                  56              1,276
       Exercise of common stock options                        2,778                  38                289
                                                                                                 ----------

Weighted average shares used in per share computation                                             2,470,208
                                                                                                 ==========

Net loss for the three months ended March 31, 1997                                               (1,906,966)

Net loss per common share                                                                        $    (0.77)
                                                                                                 ==========


                                                            Number of                            Weighted
                                                             Common                Days           Average
                                                             Shares             Outstanding       Shares
                                                            -----------------------------------------------

        Three months ended March 31, 1998
        ---------------------------------

Common stock outstanding at January 1, 1998                5,110,605                  90          5,110,605
       Exercise of common stock options                        1,875                  76                390
       Exercise of common stock options                        2,118                  75                435
       Exercise of common stock options                        4,584                  47                590
       Exercise of common stock options                          625                  32                 55
       Exercise of common stock options                          365                  14                 14
                                                                                                 ----------

Weighted average shares used in per share computation                                             5,112,089
                                                                                                 ==========

Net loss for the three months ended March 31, 1998                                               (2,235,583)

Net loss per common share                                                                        $    (0.44)
                                                                                                 ===========